UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2020 (May 6, 2020)

Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2020, Gray Television, Inc. (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”). The results of voting on the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting were as follows:

Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Hilton H. Howell, Jr.	137,211,425	2,547,736	13,456,533
Howell W. Newton	135,622,017	4,137,144	13,456,533
Richard L. Boger	134,957,391	4,801,770	13,456,533
T. L. Elder	138,892,667	866,494	13,456,533
Luis A. Garcia	138,493,931	1,265,230	13,456,533
Richard B. Hare	134,395,015	5,364,146	13,456,533
Robin R. Howell	136,345,292	3,413,869	13,456,533
Donald P. LaPlatney	138,093,909	1,665,252	13,456,533
Paul H. McTear	136,341,188	3,417,973	13,456,533

Proposal No. 2 (Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers):

Votes For	Votes Against	Abstain	Broker Non-Votes
114,200,531	25,287,445	271,185	13,456,533

Proposal No. 3 (Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2020):

Votes For	Votes Against	Abstain
152,607,282	494,784	113,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

May 7, 2020	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer